Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Chembio Diagnostics, Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-227398 and No. 333-215813) and Forms S-8 (No. 333-151785 and No. 333-203633) of Chembio Diagnostics, Inc. of our report dated March 13, 2020, relating to the consolidated financial statements of Chembio Diagnostics, Inc which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Melville, NY
March 11, 2021